Exhibit 99.1

News Release

AMGEN TO ACQUIRE PRIVATELY HELD TENEOBIO FOR

$900 MILLION IN CASH WITH FUTURE CONTINGENT

MILESTONE PAYMENTS

Acquisition Complements Amgen’s Antibody Research Capabilities Across Therapeutic Areas

Acquisition Includes a Portfolio of Early-Stage Oncology Assets, Including a Phase 1 Bispecific Antibody for Patients With Advanced Prostate Cancer

THOUSAND OAKS, Calif. and NEWARK, Calif. (July 27, 2021) – Amgen (NASDAQ: AMGN) and Teneobio today announced an agreement under which Amgen will acquire Teneobio, a privately held, clinical stage biotechnology company developing a new class of biologics called Human Heavy-Chain Antibodies. Under the terms of the agreement, Amgen will acquire all outstanding shares of Teneobio at closing in exchange for a $900 million upfront cash payment, as well as future contingent milestone payments to Teneobio equity holders potentially worth up to an additional $1.6 billion in cash.

The acquisition includes Teneobio’s proprietary bispecific and multispecific antibody technologies, which will enable significant acceleration and efficiency in the discovery and development of new molecules that have the potential to treat a wide range of important diseases across Amgen’s core therapeutic areas. These platforms complement Amgen’s existing antibody capabilities with the addition of a heavy-chain only platform that allows a streamlined, sequence-based discovery approach for target binders, as well as Teneobio’s novel T-cell engager platform, which expands on Amgen’s existing leadership position in bispecific T-cell engagers by providing a differentiated, but complementary, approach to Amgen’s current BiTE® platform.

“The acquisition of Teneobio will strengthen our ability to develop innovative medicines to treat patients with serious illnesses and to bring to market best-in-class products, particularly with respect to multispecific and bispecific medicines directed against targets in a wide range of diseases across our core therapeutic areas,” said David M. Reese, M.D., executive vice president of Research and Development at Amgen. “Teneobio’s antibody platform complements our existing capabilities and could potentially give us a more diverse set of building blocks that can be developed into new multispecific therapeutics. In addition, the availability of Teneobio’s CD3 engager technology will allow us to broaden our capabilities in generating bispecifics, and with our own technology, enable customization of the T cell engaging domain of the molecules depending on the disease and target.”

AMGEN TO ACQUIRE PRIVATELY HELD TENEOBIO FOR $900 MILLION IN CASH WITH FUTURE CONTINGENT MILESTONE PAYMENTS

The acquisition will also add TNB-585, a Phase 1 bispecific T cell-engager for the treatment of metastatic castrate-resistant prostate cancer (mCRPC), and several preclinical oncology pipeline assets with the potential for near-term IND filings. TNB-585 complements Amgen’s existing prostate cancer portfolio, which includes acapatamab (formerly AMG 160) and AMG 509, both in Phase 1. Each of these three investigational therapies uses a different approach to treat a highly prevalent disease for which new treatment options are very much needed.

“The Teneobio team is enthusiastic about joining forces with Amgen, a pioneer of biotherapeutics. Amgen’s R&D resources and its extensive clinical experience in immuno-oncology are ideally suited to applying and advancing Teneobio’s differentiated technologies and multispecific antibodies to deliver transformative medicines,” said Roland Buelow, Ph.D., chief executive officer of Teneobio. “Over the last five years, Teneobio developed leading-edge expertise in efficiently engineering differentiated multispecific and bispecific therapeutics for numerous indications with potentially better safety, efficacy and pharmacokinetic profiles than the first generation of T-cell engagers. Together, we share a focused commitment to rapidly discover, develop and deliver novel and meaningful disease-modifying multispecific antibodies to patients in need.”

In June 2021, AbbVie Inc. exercised its right to acquire TeneoOne, Inc. (a Teneobio affiliate), which includes TNB-383B, an anti-CD3/BCMA bispecific for the treatment of relapsed or refractory multiple myeloma. Further details of this transaction, including conditions to closing, can be found here. Prior to close of the Amgen acquisition, three Teneobio affiliates will be spun-off to Teneobio’s existing equity holders: TeneoTwo, Inc. (anti-CD19/CD3), TeneoFour, Inc. (anti-CD38 enzyme inhibitor) and TeneoTen, Inc. (anti-HBV/CD3).

The acquisition is subject to customary closing conditions, including applicable regulatory approvals and is expected to close in the second half of 2021. Goldman Sachs & Co. LLC acted as financial advisor to Amgen and Latham & Watkins LLP as its legal advisor. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP acted as legal advisor to TeneoBio.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About Teneobio

Teneobio, Inc. is a clinical stage biotechnology company developing a new class of biologics, Human Heavy-Chain Antibodies (UniAb®), for the treatments of cancer, autoimmunity, and infectious diseases. Teneobio’s discovery platform, TeneoSeek, comprises genetically engineered animals (UniRat® and OmniFlic®), next-generation sequencing, bioinformatics and high-throughput vector assembly technologies. TeneoSeek rapidly identifies large numbers of

AMGEN TO ACQUIRE PRIVATELY HELD TENEOBIO FOR $900 MILLION IN CASH WITH FUTURE CONTINGENT MILESTONE PAYMENTS

unique binding molecules specific for therapeutic targets of interest. Versatile antibody variable domains (UniDab®) derived from UniAb® can be assembled into multi-specific and multivalent therapeutic proteins, surpassing limitations of conventional antibody therapeutics. Teneobio’s “plug-and-play” T-cell engaging platform includes a diverse set of anti-CD3 antibodies for therapeutics with optimal efficacy and reduced toxicity.

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome or benefits of acquisitions or collaborations with any other company, including the Teneobio acquisition, as well as regulatory or clinical results or practices, and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including its most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints we have selected. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market.

Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. Our business may be impacted by government investigations, litigation and product liability claims. In

AMGEN TO ACQUIRE PRIVATELY HELD TENEOBIO FOR $900 MILLION IN CASH WITH FUTURE CONTINGENT MILESTONE PAYMENTS

addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product development, product sales, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Global economic conditions may magnify certain risks that affect our business. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

The scientific information discussed in this news release related to our product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration, and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates.

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CONTACT: Amgen, Thousand Oaks

Megan Fox, 805-447-1423 (media)

Trish Rowland, 805-447-5631(media)

Arvind Sood, 805-447-1060 (investors)

CONTACT: Teneobio, Newark

Omid Vafa, Chief Business Officer

ovafa@teneobio.com